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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PROTECTION ONE, INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                       93-1063818
--------------------------------                  -----------------------
(State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                     Identification No.)

6011 Bristol Parkway, Culver City, California                      90230
---------------------------------------------                ------------------
(Address of principal executive offices)                         (Zip Code)

                           PROTECTION ONE 401(k) PLAN
                           ---------------------------
                            (Full title of the plan)

                                Anthony D. Somma
                            Chief Financial Officer,
                             Treasurer and Secretary
                             818 South Kansas Avenue
                              Topeka, Kansas 66612
                                 (785) 575-8443
--------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE

                                                Proposed                Proposed
                                                Maximum                 Maximum                  Amount of
Title of Securities        Amount to be         Offering Price          Aggregate                Registration
to be Registered           Registered           Per Share (1)           Offering Price           Fee
-------------------------------------------------------------------------------------------------------------------
Participations
in the Plan                                          (2)

Common Stock,
$.01 Par Value              2,000,000            $1.90625                  $3,812,500             $1,007


(1) Estimated solely for purpose of calculating the registration fee based upon the average of the high and low prices for the issuer's common stock reported on the New York Stock Exchange Composite Transactions on June 23, 2000 of $1.90625 per share.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.


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                                EXPLANATORY NOTE

         The purpose of this Registration Statement is to register 2,000,000 additional shares of Common Stock, par value $.01 per share, of Protection One, Inc. issuable pursuant to the Protection One 401(k) Plan (formerly named the Protection One Employees Savings Plan). In accordance with General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 333- 02828) are incorporated herein by reference

Item 8.  Exhibits.

        EXHIBIT NO.    EXHIBIT

              5        Legal opinion of Larry D. Irick, Esq.
             23(a)     Consent of Arthur Andersen LLP.
             23(b)     Consent of Larry D. Irick, Esq. (contained in Exhibit 5).
             24        Power of Attorney (set forth on the signature page of
                       this registration statement).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Protection One, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Topeka, State of Kansas on the 26th day of June, 2000.

                                       PROTECTION ONE, INC.


                                       By: /s/ ANNETTE M. BECK
                                           Annette M. Beck
                                           President and Chief Operating Officer


         Each person whose signature appears below appoints below appoints Annette M. Beck and Anthony D. Somma and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                           Title                                  Date
     ---------                           -----                                  ----
/s/  ANNETTE M. BECK           President, Chief Operating Officer               June 26, 2000
Annette M. Beck                and Director
                               (Principal Executive Officer)


/s/  ANTHONY D. SOMMA          Chief Financial Officer, Treasurer, Secretary    June 26, 2000
Anthony D. Somma               and Director
                               (Principal Financial and Accounting Officer)


/s/ HOWARD A. CHRISTENSEN      Director                                         June 26, 2000
Howard A. Christensen


/s/ JOHN B. DICUS              Director                                         June 26, 2000
John B. Dicus





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/s/ MARIA DE LOURDES DUKE      Director                                         June 26, 2000
Maria de Lourdes Duke


/s/ BEN M. ENIS                Director                                         June 26, 2000
Ben M. Enis


/s/ DONALD A. JOHNSTON         Director                                         June 26, 2000
Donald A. Johnston


/s/ CARL M. KOUPAL             Director                                         June 26, 2000
Carl M. Koupal


/s/ DOUGLAS T. LAKE            Director                                         June 26, 2000
Douglas T. Lake


/s/ JOHN H. ROBINSON, JR.      Director                                         June 26, 2000
John H. Robinson, Jr.


/s/ JAMES Q. WILSON            Director                                         June 26, 2000
James Q. Wilson

        The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Plan has duly caused this registration statement to be signed on the Plan's behalf by the undersigned thereunto duly authorized, in the city of Topeka, and State of Kansas, on the 26th day of June, 2000.

                                   THE PROTECTION ONE 401(k) PLAN.




                                   By /s/ ANTHONY D. SOMMA
                                   Anthony D. Somma
                                   Member of the Retirement Committee



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                                EXHIBIT LIST


        EXHIBIT NO.    EXHIBIT

              5        Legal opinion of Larry D. Irick, Esq.
             23(a)     Consent of Arthur Andersen LLP.
             23(b)     Consent of Larry D. Irick, Esq. (contained in Exhibit 5).
             24        Power of Attorney (set forth on the signature page of
                       this registration statement).